  EXHIBIT 99.3

HEALTHCARE SOLUTIONS HOLDINGS, INC.

F-1

Healthcare Solutions Holdings, Inc.
BALANCE SHEETS
(unaudited)

	December 31,	September 30,
	2020	2020

ASSETS

Cash	$429,561	$841,183
Accounts receivable/Other receivable	160,906	74,622
Property	60,666	60,666
Investments	89,244,250	83,087,469
Equipment	1,462,083	587,083
Total Assets	$91,357,467	$84,651,023

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable related party	$796	$20,250
PPP loan	210,500	210,500
Notes payable	250,000	250,000
Interest payable	16,215	16,215
Notes payable related party	10,489,614	9,446,348

Total current liabilities	10,967,126	9,943,313

Total liabilities	10,967,126	9,943,313

Stockholders' Equity
Preferred stock class A, par value $.00001, 100,000,000 shares authorized, 1,831,000 shares
issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	18	18
Preferred stock class B, par value $.00001, 100,000,000 shares authorized, -0- shares
issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	-	-
Preferred stock class C, par value $.00001, 100,000,000 shares authorized, -0- shares issued and outstanding as of December 31, 2020 and September 30, 2020, respectively
Preferred stock class D, par value $.00001, 100,000,000 shares authorized, 1,000,000 shares
issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	10	10
Common stock, Par Value $.0001, 10,000,000 shares authorized, 10,000,000 shares
issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	1,000	1,000
Additional paid in capital	86,055,989	86,055,989
Accumulated other comprehensive income	5,019,233	(1,137,548)
Retained earnings (deficit)	(10,685,909)	(10,211,758)
Total Stockholders' (Deficit)	80,390,341	74,707,710
Total Liabilities and Stockholders' (Equity)	$91,357,467	$84,651,023

The accompanying notes are an integral part of these financial statements.

F-2

Healthcare Solutions Holdings, Inc.
STATEMENTS OF OPERATIONS
(unaudited)

	Three months Ended
	December 31,	December 31,
	2020	2019
Revenue
Sales	$1,697,297	$346,250
COGS	-	-
Gross profit	$1,697,297	$346,250

Operating Expenses:
Administrative expenses	531,119	517,482
Contractors expenses	1,640,329	1,422,140
Total operating expenses	2,171,448	1,939,621
(Loss) from operations	(474,150)	(1,593,372)
Other expense
Other (expense) net	-	-
Income (loss) before provision for income taxes	(474,150)	(1,593,372)
Provision for income taxes	-	-
Net (Loss)	$(474,150)	$(1,593,372)

Basic and diluted earnings(loss) per common share	$(0.05)	$(0.16)

Weighted average number of shares outstanding	10,000,000	10,000,000

Comprehensive income (loss)
Net income (loss)	$(474,150)	$(1,593,372)
Unrealized investment gain (loss)	6,156,781	1,592,328
Comprehensive income (loss)	$5,682,631	$(1,044)

The accompanying notes are an integral part of the financial statements.

F-3

Healthcare Solutions Holdings, Inc.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(unaudited)

							Additional	Accumulated		Total
	Preferred Stock A		Preferred Stock D		Common Stock		Paid-in	Other	Retained	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Comp Inc	Earnings	Equity

Balance, September 30, 2019	1,801,000	$18	1,000,000	$10	10,000,000	$1,000	$86,025,989	$7,817,026	$(7,181,362)	$86,662,682

Net loss									(1,593,372)	(1,593,372)

Accumulated other comprehensive income								1,592,328		1,592,328

Balance, December 31, 2019	1,801,000	$18	1,000,000	$10	10,000,000	$1,000	$86,025,989	$9,409,354	$(8,774,734)	$86,661,638

							Additional	Accumulated		Total
	Preferred Stock A		Preferred Stock D		Common Stock		Paid-in	Other	Retained	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Capital	Comp Inc	Earnings	Equity
Balance, September 30, 2020	1,831,000	$18	1,000,000	$10	10,000,000	$1,000	$86,055,989	$(1,137,548)	$(10,211,758)	$74,707,710

Net income (loss)									(474,150)	(474,150)

Accumulated other comprehensive income								6,156,781		6,156,781

Balance, December 31, 2020	1,831,000	$18	1,000,000	$10	10,000,000	$1,000	$86,055,989	$5,019,233	$(10,685,909)	$80,390,342

The accompanying notes are an integral part of the financial statements.

F-4

Healthcare Solutions Holdings, Inc.
STATEMENTS OF CASH FLOWS

	Three months Ended
	December 31,	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$(474,150)	$(1,593,372)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Accounts receivable	(86,285)	-
Accounts payable	(19,453)	86
Net cash provided by (used for) operating activities	(579,888)	(1,593,286)

Cash Flows From Investing Activities:
Paid in capital	-	-
Equipment	(875,000)	-
Net cash provided by (used for) investing activities	(875,000)	-

Cash Flows From Financing Activities:
Notes payable related party	1,043,266	1,283,672
Proceeds from PPP loan	-	-
Net cash provided by (used for) financing activities	1,043,266	1,283,672

Net Increase (Decrease) In Cash	(411,622)	(309,614)
Cash At The Beginning Of The Period	841,183	408,658
Cash At The End Of The Period	$429,561	$99,044

The accompanying notes are an integral part of these financial statements.

F-5

Healthcare Solutions Holdings, Inc.

Notes to Unaudited Financial Statements

1.	NATURE OF OPERATIONS

Healthcare Solutions Holdings, Inc. (“HSH”) was incorporated on November 27, 2017 in the State of Delaware and was organized with the goal of building a more advanced and efficient national healthcare system in the U.S. in the form of a vertically integrated physician-centric medical services company and outpatient medical provider.  HSH is focused on both, providing clinicians with state-of-the-art diagnostic and therapeutic tools, and providing patients with greater access to a higher level of care that we believe is not normally found in their local communities.

HSH is an integrated healthcare company which strives to provide services and a higher quality of care for patients over the course of their lifetime. HSH intends to operate three wholly owned subsidiaries which are yet to be formed and which will provide multiple services for patients’ medical needs and those of physicians themselves. These subsidiaries are Advance Care Medical, Inc., “ACM” which will offer a host of comprehensive care services directly to patients, HSH Surgical, Inc., “HSHS” who will own and operate Ambulatory Surgery Centers and HSH Diagnostic and Therapeutic Services, Inc., “HSHDT” which will provide ancillary services directly to physician offices. HSH facilities and operations are being rolled out rapidly through out middle America and will continue over the next few years with key locations being selected specifically in inadequately served communities. We want to impact the communities we serve and provide access to the highest level of care for all Americans.

HSH intends to operate its business through its three wholly-owned operating subsidiaries:

Advance Care Medical Holdings (“ACMH”) will be a direct provider of urgent care and internal medicine services, and all comprehensive care provided by HSH will be run through this subsidiary. Advance Care Medical will bridge the gap between urgent family care and the traditional hospital system. Our mission will be to focus on inadequately served communities and provide them more convenient quality healthcare. Our newly constructed facilities will provide the highest standards of safety, comfort, and convenience for the best patient experience.

ACMH expect to set up Comprehensive Care Services that combine both Internal Medicine Practices with Urgent Care at numerous locations.

Our first Urgent Care and Internal Medicine services are expected to be open in 2nd Quarter of 2021 and are expected to be in Georgia, Illinois, Missouri, Tennessee, and Utah.

F-6

HSH Surgical (HSHS) is expected to be a physician-centric development and management company of multi-specialty, cardiology focused, Ambulatory Surgery Centers. HSH strives to become an industry-leading Ambulatory Surgery Center (ASC) management and development company focused on partnering with physicians and employees to create an outstanding patient experience while maximizing partner and shareholder value. HSHS is expected to partner with physicians who own seventy percent (70%) of the ASC, through their investment. HSHS will develop, design, build, credential, and then manage the ASC for, and with, their physician partners. HSHS will also work with physicians in a joint-venture relationship with local hospitals or health systems, if such a relationship is in the best interest of the physicians and the ASC. HSH believes physician partners will be the lifeline of any ASC and they should retain control of the facility while HSHS focuses on adding value by managing the business side while allowing the physician partners to focus on patient care.

HSH Surgical will be direct provider of ambulatory surgery services, all of the ambulatory and surgery business of HSH will be run through this subsidiary. Our Ambulatory Surgery Centers (ASC’s) are planned to be comprised of a network offering multidisciplinary options. Our state-of-the-art facilities will provide same day out-patient surgical care including both diagnostic and preventative procedures.

HSH Surgical is expected to own 30% of numerous locations set up for our ambulatory surgery services. None of these locations are yet open.

HSH Diagnostic and Therapeutic Services will focus on sales and marketing to doctors.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a basis, the Company has incurred significant operating losses since inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, notes payable and related party loans as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans in order to fund its operations.

F-7

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in United States dollars. For the years ended September 30, 2020 and 2020 the financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions are eliminated in consolidation.

Management’s Representation of Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year.

Use of Estimates

The preparation of  financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

Service income is generated from the resale of 3rd party services into physician offices. Operating income is generated directly from physicians and other entities in the medical business for providing management services for them.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer. This new guidance was initially effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016 and early adoption was not permitted. However, in July 2015, the FASB voted to defer the effective date of this ASU by one year for reporting periods beginning after December 15, 2017, with early adoption permitted as of the original effective date. As a result, the effective date for the Company is January 1, 2018.

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

•	Level 2: Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.

•

Level 3: Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

F-8

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2020 and September 30, 2020. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. The respective carrying value of certain balance sheet financial instruments approximates its fair value. These financial instruments include cash, trade receivables, related party payables, accounts payable, accrued liabilities and short-term borrowings. Fair values were estimated to approximate carrying values for these financial instruments since they are short term in nature, and they are receivable or payable on demand.

The estimated fair value of assets and liabilities acquired in business combinations and reporting units and long-lived assets used in the related asset impairment tests utilize inputs classified as Level 3 in the fair value hierarchy.

The Company determines the fair value of contingent consideration based on a probability-weighted discounted cash flow analysis. The fair value remeasurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement as defined in the fair value hierarchy. In each period, the Company reassesses its current estimates of performance relative to the stated targets and adjusts the liability to fair value. Any such adjustments are included as a component of Other Income (Expense) in the Statements of Operations and Comprehensive Loss.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. At times, such cash may be more than the Federal Deposit Insurance Corporation insured limit of $250,000. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents.

Investments

The Company was initially funded by Landes & Cie Private Trust based out of Sweden -see Stockholders Equity, Note 9. In the U.S. there are certain regulatory requirements for healthcare companies in U.S. to maintain a minimum amount of capital on hand or they are subject to additional rules and regulation. Landes provided enough capital for the company so that all regulatory capital thresh holds are met.

We have identified accounting for marketable investment securities as a critical accounting policy due to the significance of the amounts included in our balance sheet. All of the securities included in investments have quoted market prices and trade actively. The Company records these investments at their fair value based on quoted market prices with the unrealized gain or loss recorded in accumulated other comprehensive income, a component of stockholders' equity, net of deferred taxes.

For the three months ended December 31, 2020 and December 31, 2019 we recorded an unrealized gain on investments of $6,156,781 and $1,592,328 respectively.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Property and Equipment

The equipment is comprised of ultrasounds, beds, stretchers, cardiac telemetry equipment, cardiac monitors, defibrillators, and other surgical equipment.

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1 – 5 years
Surgical equipment	7 years
Furniture and fixtures	5 – 10 years
Leasehold improvements	Lesser of the lease term or estimated useful life

F-9

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Differences may arise in the amount of bad debt expense, depreciation expense and amortization expense reported in the Company's operating results as compared to the corresponding change in the allowance for doubtful accounts.

Comprehensive Gain or Loss

FASB ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2020 and September 30, 2020, the Company determined that it had items that represented components of comprehensive income (loss) and, therefore, has included a statement of comprehensive income (loss) in the financial statements. As of December 31, 2020 the “other comprehensive gain” on the Company’s balance sheet amounted to 5,019,233.

Advertising Expenses

Advertising costs are expensed as incurred and included in selling and marketing expenses.

Shipping and Handling Costs

Shipping and handling costs related to the acquisition of goods from vendors are included in the cost of sales.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments, and interim-period accounting for enacted changes in tax law. The amendment will be effective for public companies with fiscal years beginning after December 15, 2020; early adoption is permitted. The Company is evaluating the impact of this amendment on its financial statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its financial statements.

F-10

Investments

3.	ACCOUNTS RECEIVABLE

The following table sets forth the components of the Company’s accounts receivable on December 31, 2020 and September 30, 2020:

	December 31, 2020	September 30, 2020
Accounts receivable
Total accounts receivable	$60,906	$74,261

For the three months ended December 31, 2020 and 2019, the were no customers that accounted for more than 10% of annual revenue.

4.	INVESTMENTS

As of December 31, 2020 and September 30, 2020 the balance of investments was $89,244,250 and $83,087,469 respectively.  These investment are comprised of securities that trade frequently with quoted prices

For the three months ended December 31, 2020 and December 31, 2019 we recorded an unrealized gains on investments of $6,156,781 and 1,592,328, respectively.

5.	PROPERTY AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment on December 31, 2020 and September 30, 2020:

	December 31, 2020			September 30, 2020
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets not subject to depreciation:
Leaseholds in locations not yet open	60,666		60,666	60,666		60,666
Surgical equipment not yet in service	1,401,417		1,401,417	587,083		587,083
Total fixed assets	$1,462,083	-	$1,462,083	$647,749		$-

No depreciation has been recorded on surgical equipment not in service.

6.	NOTES PAYABLE RELATED PARTY

Since the inception of the Company, substantially all of the funding for Company has been provided by related parties that have extended interest free demand loans. These related parties are as follows:

(1) BLS, Inc. is controlled by Charles Balaban, a Director of the Company

(2) BOAM, Inc. is controlled by Charles Balaban

(3) Healthcare Solutions DX, Inc. is controlled by Justin Smith, Chairman of the Company’s Board of Directors

(4) JHMA, Inc. is controlled by Doug Millar, head of the Company‘s Corporate Compliance and Regulatory Matters

(5) Jonathan Loutzenhiser – is a Vice President of the Company

F-11

	Balance Due	Balance Due
	12/31/2020	9/30/2020

BLS, Inc.	3,075,000	2,767,500
BOAM, Inc.	582,409	530,544
Healthcare Solutions DX, Inc.	1,102,544	1,049,657
JHMA, Inc.	3,075,000	2,767,500
Jonathan Loutzenhiser	2,634,000	2,328,600

As of December 31, 2020 and September 30, 2020 the amounts due to related parties were $10,489,614 and $9,446,348 respectively.

7.	NOTES PAYABLE AND GOVERNMENT LOANS

The following tables set forth the components of the Company’s notes as of December 31, 2020 and September 30, 2020

	December 31, 2020	September 30, 2020
PPP Loans	$210,500	$210,500
Notes payable	250,000	250,000
	$460,000	$250,000

8.	STOCKHOLDERS’ EQUITY

Common stock

The Company has authorized 10,000,000 shares of $0.0001 par value common stock. As of December 31, 2020 and September 30, 2020 all 10,000,000 shares were issued and outstanding. There were no stock common stock issuances in 2020 or 2019.

Preferred Stock

The Company has authorized four classes of Preferred Stock. The Series A, B and C Preferred Stock each have 100,000,000 shares of $.00001 par value authorized.  Currently there are 1,831,000 shares of Preferred A shares outstanding.  No shares of Series B and Series C Preferred Stock have been issued.   Each share of Series A Preferred stock is convertible into one share of common stock.

On December 19, 2017 the Company entered into a Purchase Agreement for the purchase of 1,000, 000 shares of the Company’s Series D Preferred Stock par value $.0001.  In return for the issuance by the Corporation of the Preferred D Shares as described herein, Purchaser shall invest into the Corporation marketable securities with an aggregate asset value equal to or greater than seventy-five million ($75,000,000.00) U.S. Dollars. These marketable securities are currently in Investments on the Company’s Balance Sheet as of December 31, 2020 and are valued at $89,244,250.

The Preferred D Shares shall have the same rights as Common Shares of the Corporation in all respects. In addition, the Preferred D Shares shall have the following preferences:

a. The Preferred D Shares shall be subject to Full-Ratchet Anti-dilution protection. If additional shares are issued by the Corporation, Purchaser shall automatically be issued a sufficient number of Preferred D Shares to maintain a ten (10%) percent equity ownership in the Corporation.

b. The Preferred D Shares shall carry a Make Whole Liquidation Preference. Upon liquidation, Purchaser shall be repaid the full value of its investment in preference to any distributions to other shareholders.

9.	COMMITMENTS AND CONTINGENCIES

The Company’s principal office is located at 3 School St, Suite 303, Glen Cove, NY 11542, where it leases approximately 2,250 square feet of office space at a monthly rent of $2,500 per month.  We believe that these facilities are adequate to support the Company’s existing operations and that we will be able to obtain appropriate additional facilities or alternative facilities on commercially reasonable terms if and when necessary.

F-12

10.	SUBSEQUENT EVENTS

On June 14, 2019, Healthcare Solutions Management Group, Inc., a Delaware corporation, and successor in interest to Verity Delaware Inc., a Delaware corporation which was previously a Nevada corporation named Verity Corp. (“HSMG”) entered into a Merger Agreement (the “Merger Agreement”) by and between HSH, Verity Merger Corp., a wholly-owned subsidiary of HSMG and a Delaware corporation (the “Merger Sub”). Pursuant to the terms of the Merger Agreement, the parties agreed that Merger Sub would merge with and into HSH, with HSH being the surviving entity and becoming a wholly-owned subsidiary of HSMG (the “Merger”).

The Merger Agreement was amended on August 25, 2020, November 5, 2020 and February 16, 2021.

The Merger closed on April 15, 2021 (the “Closing”), and upon the effective time (the “Effective Time”) of the Merger, HSMG filed a certificate of merger (the “Certificate”) by and among Merger Sub and HSH, pursuant to which Merger Sub merged with and into HSH with HSH being the surviving entity, and HSH became HSMG’s wholly owned subsidiary.

At the Effective Time of the Merger, each share of HSH common stock issued and outstanding immediately prior to the Effective Time was converted into shares of HSMG common stock, at an exchange ratio as required to cause the number of shares of HSMG common stock issued to the holders of the HSH common stock to be 90% of the issued and outstanding shares of HSMG common stock immediately following the Closing.  The exchange ratio was 114.599754 shares of HSMG common stock per share of HSH common stock (the “Exchange Ratio”), with any fractional shares of HSMG common stock being rounded to the nearest whole share of HSMG common stock.  Therefore, the aggregate Merger consideration paid to the holders of the HSH common stock at the Effective Time of the Merger was 1,145,997,555 shares of HSMG’s common stock constituting 90% of the issued and outstanding shares of HSMG common stock immediately following the Closing.

The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes.

Accounting Acquirer:  The Merger was accounted for as a reverse merger and HSH is considered the acquirer for accounting and financial reporting purposes.

F-13